Exhibit 99.2 PMM Holding (Luxembourg) AG Interim Report H1 2021

PMM Holding (Luxembourg) AG Table of content Page Condensed consolidated income statement 1 Condensed consolidated statement of comprehensive income 2 Condensed consolidated balance sheet 3 Condensed consolidated balance sheet 4 Condensed consolidated statement of changes in equity 5 Condensed consolidated statement of cash flows 6 Note to the Interim Report 7

PMM Holding (Luxembourg) AG Condensed consolidated income statement For the 6-months period ended Jun 30, 2021 2020 EUR ’000 unaudited unaudited Revenue 157.058 174.577 Cost of goods sold 132.815 148.281 Gross profit 24.243 26.295 Sales and marketing expenses 4.208 3.762 Administrative expenses 10.292 9.560 Operating profit 9.743 12.974 Other operating income and expenses (373) (68) Profit before financial income and expenses and special items 9.370 12.906 Special items, net (1.232) (25) Financial income 2.281 421 Financial expenses (3.157) (4.208) Profit before tax 7.261 9.093 Tax on result for the year 966 2.151 Net profit for the year 6.295 6.942 1

PMM Holding (Luxembourg) AG Condensed consolidated statement of comprehensive income For the 6-months period ended Jun 30, 2021 2020 EUR ’000 unaudited unaudited Net profit for the period 6.295 6.942 Other comprehensive income Items that may be subsequently reclassified to income statement Exchange adjustment, foreign companies 651 198 Total comprehensive income for the period 6.947 7.140 2

PMM Holding (Luxembourg) AG Condensed consolidated balance sheet Note Jun 30, 2021 Dec 31, 2020 EUR ’000 unaudited audited Assets Intangible fixed assets 5 4.654 4.434 Land & Buildings 6 27.614 27.450 Plant and machinery 6 69.193 67.807 Other fixtures and fittings, tools and equipment 6 1.972 1.674 Property, plant and equipment under construction 6 22.102 12.142 Right of use assets 4.977 5.680 Property, plant and equipment 125.858 114.754 Other receivables 505 488 Deferred tax asset 543 464 Non-current assets 131.560 120.140 Inventories 35.333 24.235 Corporate tax 454 499 Trade receivables 27.033 32.387 Other receivables and prepayments 4.232 7.707 Receivables and others 31.719 40.593 Cash at bank and in hand 7.327 20.606 Current assets 74.378 85.434 Total assets 205.939 205.573 3

PMM Holding (Luxembourg) AG Condensed consolidated balance sheet Note Jun 30, 2021 Dec 31, 2020 EUR ’000 unaudited audited Equity and liabilities Equity 24.125 23.908 Interest bearing liabilities 7 5.327 131.394 Provisions for other staff obligations 1.748 1.521 Non-current liabilities 7.075 132.914 Current portion of interest bearing liabilities 7 127.246 1.690 Credit institutions 11.528 9.930 Trade payables 20.950 19.594 Payables, plant and machinery 900 105 Payables due to group companies 0 251 Corporate tax 3.124 3.796 Other payables 10.991 13.386 Current liabilities 174.738 48.751 Total liabilities 181.814 181.665 Total equity and liabilities 205.939 205.573 4

**PMM Holding (Luxembourg) AG**

**Condensed consolidated statement of changes in equity**

| EUR '000 | Share capital unaudited | Share premium and similar premiums unaudited | Legal reserve unaudited | Exchange adj. unaudited | Retained earnings unaudited | Total unaudited |
|---|---|---|---|---|---|---|
| **Equity at Jan 1, 2021** | **323** | **64.792** | **32** | **1.510** | **(42.749)** | **23.908** |
| Comprehensive income for the period | 0 | 0 | 0 | 651 | 6.295 | 6.947 |
| Dividends | 0 | 0 | 0 | 0 | (6.730) | (6.730) |
| **Equity at Jun 30, 2021** | **323** | **64.792** | **32** | **2.162** | **(43.184)** | **24.125** |
| **Equity at Jan 1, 2020** | **323** | **64.792** | **32** | **5.861** | **(53.293)** | **17.715** |
| Comprehensive income for the period | 0 | 0 | 0 | 198 | 6.942 | 7.140 |
| Dividends | 0 | 0 | 0 | 0 | 0 | 0 |
| **Equity at Jun 30, 2020** | **323** | **64.792** | **32** | **6.059** | **(46.351)** | **24.855** |

Paid dividends per share in 2021 amounts to EUR 2,084 (EUR 0 in 2020).

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PMM Holding (Luxembourg) AG Condensed consolidated statement of cash flows For the 6-months period ended Jun 30, 2021 2020 EUR ’000 unaudited unaudited Ordinary result before tax 7.261 9.093 Non-cash adjustments 3.724 6.265 Corporation tax paid (1.616) (394) Change in inventories (11.168) (1.012) Change in receivables 7.113 (10.320) Change in suppliers etc. (956) 3.462 Cash flows from operating activities 4.357 7.095 Property, plant and equipment and intangible fixed assets, net (12.066) (7.058) Purchase of financial fixed assets (7) 1 Change in payables, plant and machinery 782 (116) Cash flows from investing activities (11.291) (7.173) Change in non-current liabilities (844) (859) Change in credit institutions 1.599 4.025 Change in accounts with related and group companies (251) (999) Paid out dividend (6.730) 0 Cash flows from financing activities (6.226) 2.167 Change in cash and cash equivalents (13.160) 2.089 Cash and cash equivalents, net at beginning of the period 20.606 13.935 Exchange adjustment of cash at bank and in hand, net at beginning of the period (119) 67 Cash and cash equivalents, net at the end of the period 7.327 16.090 Cash-flow related to non-recourse factoring is presented in change in working capital as part of cash-flow from operations. Cash-flow related to recourse factoring is presented as change in credit institutions in cash-flow from financing activities. 6

PMM Holding (Luxembourg) AG Notes to the Interim Report 1 Reporting entity PMM Holding (Luxembourg) AG is domiciled in Luxembourg. These condensed unaudited consolidated interim financial statements as at and for the six months ended June 30, 2021 comprise the Company and its subsidiaries (together the “Group”). The Group is primarily involved in manufacturing nonwoven fabrics for a wide range of applications in the consumer wipes, industrial wipes, hygiene, beauty care and health care segments. The Company’s functional currency is Euro (EUR). 2 Basis of preparation (a) Statement of compliance These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. They do not include all the information required for a complete set of IFRS financial statements. Any events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the financial year ended December 31, 2020 are disclosed in these financial statements. (b) Judgments and estimates In preparing these interim financial statements, Management makes judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates. The significant judgements made by Management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those applied to the consolidated financial statements as at and for the financial year ended December 31, 2020. 3 Significant accounting policies The accounting policies applied in these interim financial statements are the same as those applied in the Group’s consolidated financial statements as at and for the financial year ended December 31, 2020. 4 Subsequent events After the balance sheet date, the Company announced that the shareholders of PMM Holding (Luxembourg) AG entered into a definitive agreement to transfer control of the Group to US based Glatfelter Corp. (NYSE: GLT). The agreement is subject to customary conditions, including regulatory approvals. Closing is expected to take place in the second half of 2021. There has been no material adverse change to the financial condition of the Group after the balance sheet date. 7

PMM Holding (Luxembourg) AG

Notes to the Interim Report—(Continued)

## 5 Intangible fixed assets

| EUR '000 | Goodwill unaudited | Customer lists, know-how, patents, licences unaudited | Software unaudited | Intangible fixed assets under construction unaudited |
|---|---|---|---|---|
| Cost at Jan 1, 2021 | 43 | 4.823 | 10.879 | 552 |
| Exchange adjustment | 0 | (53) | (38) | (6) |
| Additions for the period | 0 | 0 | 19 | 596 |
| Transfer between items | 0 | 53 | 337 | (390) |
| Disposals for the period | 0 | 0 | 0 | 0 |
| Cost at Jun 30, 2021 | 43 | 4.823 | 11.197 | 752 |
| Amortisation at Jan 1, 2021 | 43 | 2.544 | 9.276 | 0 |
| Exchange adjustment | 0 | (27) | (37) | 0 |
| Amortisation for the period | 0 | 176 | 186 | 0 |
| Disposals for the period | 0 | 0 | 0 | 0 |
| Amortisation at Jun 30, 2021 | 43 | 2.693 | 9.425 | 0 |
| **Carrying amount at Jun 30, 2021** | **0** | **2.130** | **1.772** | **752** |
| **Amortised over** | | **10 years** | **3-10 years** | |

## 6 Property, plant and equipment

| EUR '000 | Land and buildings unaudited | Plant and machinery unaudited | Other fixtures and fittings, tools and equipment unaudited | PPE under construction unaudited |
|---|---|---|---|---|
| Cost at Jan 1, 2021 | 50.722 | 187.059 | 9.713 | 12.143 |
| Exchange adjustment | 1.081 | 4.064 | 120 | 280 |
| Additions for the period | 0 | 649 | 241 | 12.712 |
| Transfer between items | 171 | 2.516 | 346 | (3.033) |
| Disposals for the period | 0 | (951) | (228) | 0 |
| Cost at Jun 30, 2021 | 51.974 | 193.337 | 10.192 | 22.102 |
| Depreciation at Jan 1, 2021 | 23.272 | 119.252 | 8.039 | 0 |
| Exchange adjustment | 405 | 2.317 | 106 | 0 |
| Depreciation for the period | 683 | 3.029 | 303 | 0 |
| Disposals for the period | 0 | (454) | (228) | 0 |
| Depreciation at Jun 30, 2021 | 24.360 | 124.144 | 8.220 | 0 |
| **Carrying amount at Jun 30, 2021** | **27.614** | **69.193** | **1.972** | **22.102** |
| **Amortised over** | **30-50 years** | **5-20 years** | **3-10 years** | |

The Group continued the implementation of its long-term investment program (Project Boost) for accelerated growth of the capacity and capabilities of its production platform. The program was started in 2019 and will stretch into 2022. The total Project Boost related additions in the first half of 2021 amounts to approx. EUR 10 million.

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PMM Holding (Luxembourg) AG

Notes to the Interim Report—(Continued)

**7 Interest bearing liabilities**

Non-current and current interest-bearing liabilities is made up of the issued Bond and lease liabilities.

As of June 30, 2021 the split and maturity is as follows:

| EUR '000 | 2021 unaudited | 2022 unaudited | 2023 unaudited | After unaudited | Total unaudited |
|---|---|---|---|---|---|
| Bond | 0 | 127.500 | 0 | 0 | 127.500 |
| Lease liabilities | 882 | 1.633 | 709 | 2.103 | 5.327 |
| Financing costs | (169) | (85) | 0 | 0 | (254) |
| | **713** | **129.048** | **709** | **2.103** | **132.573** |

The Bond matures in full on March 31, 2022. The Company may redeem the bond issue in whole or in part at any time. The redemption price is:

| | |
|---|---|
| March 2021 to September 2021 | 100.75% of par value |
| From September 2021 | 100.00% of par value |

A change of control triggers a Put Option Event, which gives the Bondholders the right to require that the Issuer purchases all or some of the Bonds held by the Bondholder at a price equal to 101 per cent of the Nominal Amount plus accrued and unpaid interest.

The bonds are subject to minimum liquidity and a net debt / EBITDA ratio covenant testing in case of an Incurrence Event. An Incurrence Event can be either a dividend distribution above the permitted minimum distribution of EUR 7 million and/or the incurrence of financial indebtedness.

**8 Segment information**

The internal reporting framework used for reporting on revenue and expenses to the Executive Management and the Board of Directors has been set up to reflect and report on the global functional responsibility setup at the Company.

These are voluntary disclosures to show revenue and EBITDA per business area.

The Group's global functional responsibility is divided into two segments:

(1) The Jacob Holm Industries segment produces and sells non-woven roll-goods.

(2) The Sontara segment produces and sells non-woven in converted and roll-goods form.

(3) Other consists of the holding and management companies PMM Holding (Luxembourg) AG, Jacob Holm & Sons AG, Jacob Holm & Sønner Holding A/S and Jacob Holm & Sønner A/S.

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PMM Holding (Luxembourg) AG

Notes to the Interim Report—(Continued)

| | For the 6-months period ended Jun 30, | |
|---|---|---|
| | 2021 | 2020 |
| EUR '000 | unaudited | unaudited |
| **Revenue** | | |
| Jacob Holm Industries | 78.962 | 76.514 |
| Sontara | 78.142 | 98.055 |
| Other | 4.706 | 5.320 |
| | **161.811** | **179.889** |
| Elimination of internal sales | (4.752) | (5.313) |
| **Group** | **157.058** | **174.577** |
| **EBITDA** | | |
| Jacob Holm Industries | 6.479 | 1.550 |
| Sontara | 7.735 | 15.657 |
| Other | 809 | 1.746 |
| **Group** | **15.022** | **18.953** |

Eliminated internal sales mostly comprise royalty and management fee charges made from the holding and management companies to the two segments as well as a minor revenue between the two segments.

Due to the nature of the business of the Group, there is typically no seasonality during a financial year.

**9 Transactions with related parties**

Besides intercompany transactions that have been eliminated in the Consolidated Income Statement, related party transactions comprise interest expense charged by the related party Ammon Ammon AG and management fee charges to and rental charges from the related party Dønnerup A/S.

The Group has been charged interest expenses of EUR 7k from Ammon Ammon AG (EUR 52k for year-to-date 2020) for the year-to-date.

The Group has charged management services in the amount of EUR 44k (EUR 44k for year-to-date 2020) to Dønnerup A/S for the year-to-date. Dønnerup A/S has charged rental expenses in the amount of EUR 48k (EUR 47k for year-to-date 2020) for the year-to-date.

| **Controlling interest** | Basis |
|---|---|
| Poul M. Mikkelsen, Büelweg 9, CH-6442 Gersau | Controlling shareholder |
| Martin Mikkelsen, Rosenvængets Allé 33, DK-2100 København Ø. | Shareholder |
| Ammon Ammon AG, Meierhofstrasse 5, FL-9490 Vaduz | Parent company |

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